Exhibit 99.1

Agreement

TO JOINTLY FILE SCHEDULE 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned’s ownership of securities of Oxbridge RE Holdings Limited and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.

Dated: April 2, 2014

FARNAM STREET PARTNERS, L.P.

BY: FARNAM STREET CAPITAL, INC.,
General Partner

By:	/s/ Raymond E. Cabillot
Raymond E. Cabillot
Chief Executive Officer

FS SPECIAL OPPORTUNITIES I FUND, L.P.

BY: FARNAM STREET CAPITAL, INC.,
General Partner

By:	/s/ Raymond E. Cabillot
Raymond E. Cabillot
Chief Executive Officer

FARNAM STREET CAPITAL, INC.

By:	/s/ Raymond E. Cabillot
Raymond E. Cabillot
Chief Executive Officer

By:	/s/ Raymond E. Cabillot
Raymond E. Cabillot

By:	/s/ Peter O. Haeg
Peter O. Haeg